THIRD AMENDMENT TO
MASTER REPURCHASE AGREEMENT

THIRD AMENDMENT TO MASTER REPURCHASE AGREEMENT, dated December 12, 2014 but effective as of November 19, 2014 (the “Effective Date”) (this “Amendment”), by and between Barclays Bank PLC, a public limited company organized under the laws of England and Wales (together with its successors and assigns, “Purchaser”), and RAIT CMBS Conduit II, LLC, a limited liability company organized under the laws of the State of Delaware (together with its successors and permitted assigns, “Seller”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement (as defined below and as amended hereby).

RECITALS

WHEREAS, Seller and Purchaser are parties to that certain Master Repurchase Agreement, dated as of November 23, 2011, as amended by (i) that certain First Amendment to the Master Repurchase Agreement, dated as of December 27, 2011, by and between Seller and Purchaser, (ii) that certain Second Amendment to the Master Repurchase Agreement, dated as of February 16, 2012, by and between Seller and Purchaser, and (iii) that certain First Omnibus Amendment to Master Repurchase Agreement and Other Transaction Documents, dated as of June 30, 2013, by and among Seller, Purchaser and RAIT Financial Trust (the “Repurchase Agreement”), and other Transaction Documents; and

WHEREAS, Seller and Purchaser desire to make certain modifications to the Repurchase Agreement as further set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

AMENDMENT TO REPURCHASE AGREEMENT

(a) Article 2 of the Repurchase Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following:

“Termination Date” shall mean the day that is the earlier of (i) November 18, 2015, or such later date as may be in effect pursuant to Article 3(m) hereof, or (ii) the day on which an Event of Default occurs (after all applicable grace, notice and/or cure periods).

(b) The last sentence of Article 3(m)(i) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

Notwithstanding anything to the contrary in this Article 3(m)(i), in no event shall Seller be permitted to extend the Termination Date for more than one (1) Extension Period beyond the actual date set forth in clause (i) of the definition of “Termination Date”.

ARTICLE 2

REPRESENTATIONS

Each of Seller and Purchaser represents and warrants (as to itself) to the other, as of the date of this Amendment and as of the Effective Date, as follows:

(a) all representations and warranties made by it in the Repurchase Agreement are true and correct;

(b) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified in each jurisdiction necessary to conduct business as presently conducted;

(c) it is duly authorized to execute and deliver this Amendment and to perform its obligations under the Repurchase Agreement, as amended and modified hereby, and has taken all necessary action to authorize such execution, delivery and performance;

(d) the person signing this Amendment on its behalf is duly authorized to do so on its behalf;

(e) the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected; and

(f) this Amendment has been duly executed and delivered by it; and

(g) the Repurchase Agreement, as amended and modified hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, other limitations on creditors’ rights generally and general principles of equity.

ARTICLE 3
FEES AND EXPENSES

(a) Extension Fee. On the date hereof and as a condition precedent to the effectiveness of this Amendment, Seller shall pay to Purchaser an Extension Fee, such amount to be paid to Purchaser in Dollars, in immediately available funds, without deduction, set-off or counterclaim.

(b) Expenses. Seller shall pay on demand all of Purchaser’s out-of-pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.

ARTICLE 4

GOVERNING LAW

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-140 1 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ARTICLE 5

MISCELLANEOUS

(a) Except as expressly amended or modified hereby, the Repurchase Agreement and the other Transaction Documents shall each be and shall remain in full force and effect in accordance with their terms.

(b) The Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures (such as PDF files) shall constitute original signatures and are binding on all parties.

(c) The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.

(d) This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Repurchase Agreement.

(e) This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(f) This Amendment and the Repurchase Agreement, as amended and modified hereby, is a Transaction Document and shall be construed in accordance with the terms and provisions of the Repurchase Agreement.

[SIGNATURES FOLLOW]IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

PURCHASER:

BARCLAYS BANK PLC, a public limited company organized under the laws of England and Wales

By: /s/ Michael Birajiclian

Name: Michael Birajiclian Title: Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

SELLER:

RAIT CMBS CONDUIT II, LLC, a Delaware limited liability company

By: RAIT FUNDING, LLC, a Delaware limited liability company, its sole member and manager

By: TABERNA REALTY FINANCE TRUST, a Maryland real estate investment trust, its sole member

By: /s/ James Sebra

Name: James Sebra Title: Chief Financial Officer